CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of Limbach Holdings, Inc. of our report dated May 12, 2020 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Limbach Holdings, Inc. for the year ended December 31, 2019. Crowe LLP Atlanta, Georgia September 10, 2020